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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934


                                  May 31, 2002
               (Date of Report - Date of Earliest Event Reported)



                           AppliedTheory Corporation
             (Exact name of Registrant as specified in its charter)




         Delaware                      000-25759               16-1491253
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)





        500 Broadway, 3rd Floor                                    10036
             New York, NY                                        (ZIP Code)
  (Address of principal executive office)



       Registrant's telephone number, including area code: (212) 398-7070


                                 Not Applicable
     (Former name, former address and former fiscal year, if changed since last report date)

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ITEM 5. OTHER EVENTS

Sale of Access Assets
---------------------

     On May 31, 2002, AppliedTheory Corporation (the "Company") completed the sale of certain assets and the assignment of certain leases and executory contracts to Fastnet Acquisition Corp. ("Fastnet"), a Delaware Corporation that is a wholly-owned subsidiary of Fastnet Corporation, a Pennsylvania Corporation. The assets sold and leases and contracts assigned were used by the Company in connection with its access business (the "Access Assets"). The Company made the sale after an auction of the Access Assets that was conducted under the supervision of the U.S. Bankruptcy Court for the Southern District of New York (the "Court"), in the Chapter 11 bankruptcy case of the Company. The auction was held on May 22, 2002 pursuant to the May 6, 2002 Sale Procedures Order entered by the Court. Fastnet's bid was determined to be the highest or best offer made for the Access Assets.

     The Access Assets sold to Fastnet comprised substantially all of the assets of the Company used exclusively in connection with its access business, excluding certain customer contracts. Fastnet paid $4,000,000 for the Access Assets, of which $100,000 was specifically allocated to assets not encumbered by the security interest held by a group of investors led by Halifax Fund, L.P. (the "Security Interest"). In connection with its assumption of certain of the Company's contracts with third parties, Fastnet agreed to make certain payments to such third parties to cure defaults under such contracts. Fastnet also agreed to collect the Company's accounts receivable related to its access business, and guaranteed that at least $2,500,000 of such accounts receivable would be collected. Fastnet also agreed to make cure payments with respect to certain executory contracts that it agreed to assume. All proceeds to the Company, other than those specifically allocated to assets not encumbered by the Security Interest are subject to the Security Interest, if valid.

Sale of Hosting Assets
----------------------

     On June 13, 2002, the Company completed the sale of substantially all of its other assets and the assignment of certain leases and executory contracts to ClearBlue Technologies Management, Inc. ("ClearBlue"), a Delaware Corporation that is a wholly-owned subsidiary of ClearBlue Technologies, Inc., a Delaware Corporation. Revenues and expenses of the transferred business were attributed to ClearBlue as of June 6, 2002. The assets sold and leases and contracts assigned were used by the Company in connection with its managed hosting and services businesses (the "Hosting Business") together with certain assets and rights used in connection with both the Company's access business and the Hosting Business (the "Hosting Assets"). The Company made the sale after an auction of the Hosting Assets conducted under the supervision of the Court in the Chapter 11 bankruptcy case of the Company. The auction was held on May 22, 2002 and May 23, 2002, pursuant to the May 6, 2002 Sale Procedures Order entered by the Court. ClearBlue's bid was determined to be the highest or best offer made for the Hosting Assets.

     The Hosting Assets sold to ClearBlue comprised substantially all of the assets of the Company used exclusively in connection with the Hosting Business, including certain executory contracts used by the Company in connection with the Hosting Business; the Company's accounts receivable created through the operation of the Hosting Business; and the Company's intellectual property assets. The Hosting Assets also included certain executory contracts used in connection with both the Company's access business and the Hosting Business. ClearBlue paid an aggregate of $25,478,795.69 for such assets, which was comprised of (a) $3,900,000 in cash (of which $200,000 was specifically designated for the waiver by the Company of certain claims against third parties), (b) an unsecured promissory note in the principal amount of $5,700,000, with interest payable annually at the rate of 8% per annum and with the principal and all accrued interest payable on the fourth anniversary of the Closing Date, (c) an unsecured promissory note in the principal amount of $300,000, with interest payable annually at the rate of 8% per annum and with the principal and all accrued interest payable on the fourth anniversary of the Closing Date, which promissory note was specifically designated to be in payment for certain of the unencumbered assets of the Company, (d) a non-negotiable secured promissory note in the principal amount of $700,000, with interest payable at the rate of 8% per annum and with the principal and all accrued interest payable on the 180th day after the Closing Date, which note is secured by all assets other than accounts receivable purchased by ClearBlue



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and which contains certain rights of offset, (e) a secured promissory note in the principal amount of $5,400,000, payable without interest on the 180th day after the Closing Date, which note is secured by all accounts receivable purchased by ClearBlue from the Company and which contains certain rights of offset, (f) the assumption of certain accounts payable, amounts due on certain equipment leases, certain performance obligations of the Company under prepaid contracts and certain liabilities to employees, in an aggregate amount of up to $9,478,795.69, and (g) the assumption of amounts due and to become due under certain real properly leases. All of the proceeds of such sale other than the amounts designated as being for the waiver by the Company of claims against third parties and the amounts designated as being in payment for unencumbered assets are encumbered by the Security Interest, if valid.

Chapter 11 Proceeding
---------------------

     The Company will continue to pursue an orderly liquidation of its business assets in its Chapter 11 proceeding, in an attempt to maximize returns to its creditors. The proceeds from the sale of its businesses and assets will not be sufficient to repay the Company's obligations, and no liquidation payments will be made to the holders of its common stock.






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                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AppliedTheory Corporation


Date: June 14, 2002                  by: /s/ Danny E. Stroud
                                         --------------------------------
                                         Danny E. Stroud
                                         President, Chief Executive Officer and
                                         Director (Principal Executive Officer)





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